UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 4, 2016

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareholders on November 4, 2016 (the “Annual Meeting”). As of the record date of September 2, 2016, there were 62,914,738 shares of common stock outstanding and entitled to vote at the meeting. A total of 57,728,118 shares were present in person or by proxy at the Annual Meeting, or 91.8% of the total shares outstanding.

(b) At the Annual Meeting, the shareholders elected Francis J. Kramer, Wendy F. DiCicco and Shaker Sadasivam as Class Two Directors to serve until the Company’s 2019 annual meeting of shareholders or until their respective successors are duly elected and qualified (“Proposal 1”). Proposal 1 received the following votes:

Francis J. Kramer

For	Against	Abstain	Broker Non-Votes
46,941,498	1,349,793	26,241	9,410,586

Wendy F. DiCicco

For	Against	Abstain	Broker Non-Votes
47,721,845	550,394	45,293	9,410,586

Shaker Sadasivam

For	Against	Abstain	Broker Non-Votes
47,605,165	676,660	35,707	9,410,586

At the Annual Meeting, the shareholders approved a non-binding advisory proposal regarding the Company’s executive compensation (“Proposal 2”). Proposal 2 received the following votes:

For	Against	Abstain	Broker Non-Votes
45,484,915	1,995,421	837,196	9,410,586

At the Annual Meeting, the shareholders ratified the Audit Committee’s selection of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the fiscal year ended June 30, 2017 (“Proposal 3”). Proposal 3 received the following votes:

For	Against	Abstain	Broker Non-Votes
56,244,483	1,448,448	35,187	—

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

Exhibit 99.1.	Press release dated November 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: November 7, 2016	By:	/s/ Mary Jane Raymond
Name: Mary Jane Raymond
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1.	Press release dated November 4, 2016